As filed with the Securities and Exchange Commission on May 7, 1996.

				                                    Registration No. __ - _______


              		 SECURITIES AND EXCHANGE COMMISSION
	                		    Washington, D.C.  20549
		               __________________________________

		                	            FORM S-8
		                     REGISTRATION STATEMENT
	                		             UNDER
		                   THE SECURITIES ACT OF 1933
		               __________________________________

		                     CUC INTERNATIONAL INC.
	     (Exact name of Registrant as Specified in its Charter)

       	    Delaware                         06-0918165
	  (State or Other Jurisdiction  			     (I.R.S.  Employer
	  of Incorporation or Organization)     Identification No.)

			                       707 Summer Street
			                  Stamford, Connecticut 06901
	(Address, including Zip Code, of Registrant's Principal Executive Offices)

CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan
			                    (Full Title of the Plan)
               		__________________________________

			                        Cosmo Corigliano
                          CUC INTERNATIONAL INC.
                         	  707 Summer Street
                        Stamford, Connecticut  06901
			                         (203) 324-9261
(Name, Address, including zip code, and Telephone Number, including Area Code, of Agent for Service)
                		 __________________________________

		                  CALCULATION OF REGISTRATION FEE


                   Amount of      Proposed      Proposed
Title of           Additional     Maximum       Maximum
Securities         Securities     Offering      Aggregate        Amount of
to be              to be	         Price         Offering         Registration
Registered         Registered     Per Share     Price            Fee

Common Stock,      1,000,000 shares $33.125(1)   $33,125,000(1)   $11,422.41
$.01 par value



(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on April 30, 1996.

Note:     The contents of the Registrant's earlier registration statements on Form S-8, filed March 2, 1993, Registration No. 33-58896 and
April 27, 1995, Registration No. 33-91656, with regard to the CUC
International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, are incorporated herein by reference.



Exhibits

4.1     CUC International Inc. 1992 Bonus and Salary Replacement Stock
        Option Plan

4.2     Form of Bonus and Salary Replacement Stock Option Agreement

5 Opinion of Jeffrey A. Gershowitz, Esq. as to the legality of the securities being registered

23.1    Consent of Ernst & Young LLP

23.2 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto)

24 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of May, 1996.

                    			       CUC INTERNATIONAL INC.

               		             By: /s/ Walter A. Forbes
                             					Walter A. Forbes
                              Chief Executive Officer and Chairman of the
			                          	Board of Directors

                      			  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E.
Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                 		 Title 			           		    Date

/s/ Walter A.Forbes 	Chief Executive Officer an	        	May 6, 1996
Walter A. Forbes  		 Chairman of the Board
	                    (Principal Executive Officer)

/s/ Cosmo Corigliano Senior Vice President and           May 6, 1996
Cosmo Corigliano    	Chief Financial Officer
			                  (Principal Financial and
				                  Accounting Officer)

/s/ Bartlett Burnap	    	Director     			                May 6, 1996
Bartlett Burnap

/s/ T. Barnes Donnelley 	Director     			                May 6, 1996
T. Barnes Donnelley

/s/ Stephen A. Greyser  	Director       			              May 6, 1996
Stephen A. Greyser

/s/ Christopher K. McLeod	 Director                      May 6, 1996
Christopher K. McLeod

/s/ Burton C. Perfit	      Director     		               May 6, 1996
Burton C. Perfit

Robert P. Rittereiser      Director

/s/ Stanley M. Rumbough, Jr. Director               	    May 6, 1996
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton         Director                  		 May 6, 1996
E. Kirk Shelton

			                         EXHIBIT INDEX


Exhibit Number	           Description                	               Page

   4.1  CUC International Inc. 1992
		      Bonus and Salary Replacement Stock Option Plan                  5

   4.2  Form of Bonus and Salary Replacement Stock
  	     Option Agreement                                          					11

     5  Opinion of Jeffrey A. Gershowitz,  Esq.
	       as to legality of the securities being
        registered                                              							14

   23.1  Consent of Ernst & Young LLP                                  16

   23.2  Consent of Jeffrey A. Gershowitz, Esq.
         (included in the opinion filed as
          Exhibit 5 hereto)

     24 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)